Exhibit 99.1

BakBone Corporate Contact

Karen Fisher

858-795-7525

karen.fisher@bakbone.com

BakBone Media Contact

Amber Winans

858-795-7584

amber.winans@bakbone.com

BAKBONE SOFTWARE APPOINTS MICHAEL E. COMPTON AS

INTERIM CHIEF FINANCIAL OFFICER

Continued Focus on CFO Search

San Diego, CA – September 13, 2007 – BakBone Software, Incorporated (PK:BKBO) announced today that the Company has appointed Michael E. Compton to serve as the interim chief financial officer for the organization. Concurrently, Clifford L. Flowers has resigned his appointment.

BakBone has sought to strengthen its financial team through a search for additional talent in recent months, and that effort is now intensified to focus on the recruitment of a permanent chief financial officer to join the BakBone management team.

“The Company, as well as members of the Board’s Audit Committee, would like to thank Cliff for his contributions as interim chief financial officer during the past several months and we wish him well,” stated Jim Johnson, president and CEO of BakBone Software. “Cliff’s financial leadership has been instrumental in advancing the ongoing audit process. It is our near-term goal to appoint a permanent successor to Doug Lindroth who left the Company in May.”

Compton will report to Jim Johnson who will serve as principal financial officer through the filing of the Company’s delinquent reports. Compton comes to BakBone with 30 years of business and management experience including accounting, finance, treasury, planning, taxes and information systems. Most recently, he was vice president of finance and administration for Inxight Software, Inc. which was acquired by Business Objects. A respected financial executive, Compton served as chief financial officer for companies such as Terraspring, Inc. (acquired by Sun Microsystems) and Cooke Pharma, Inc. Compton is a Certified Public Accountant and holds a Bachelor of Science degree in accounting from the University of Central Florida.

About BakBone Software, Inc.

BakBone Software is a leading international data protection solution provider that develops and distributes heterogeneous data backup, restore, disaster recovery,

replication and storage reporting software for network storage and open-systems environments. BakBone delivers scalable solutions that address the complex demands of large enterprise environments, as well as small- to medium-sized businesses. Founded in 2000, BakBone products are used by Fortune 1000 corporations and domestic and international government entities. Distributed through a select global network of strategic partners, resellers and solution providers, interested companies can learn more information about BakBone’s products and services and its newly introduced IDP vision at www.bakbone.com or email info@bakbone.com.

Safe Harbor

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors, which, if they do not materialize or prove correct, could cause BakBone’s results to differ materially from historical results, or those expressed or implied by such forward-looking statements. The potential risks and uncertainties may include, but are not limited to: BakBone’s ability to complete the review of its financial statements, become current in its reporting with the Securities and Exchange Commission and the Canadian Securities Administrators; any difficulties that may be encountered in retaining a permanent chief financial officer; and potential disruption that may be caused by the change in financial management. Other risks that BakBone faces in its business include: risks associated with strategic alliances; reliance on distribution channels; product concentration; need to develop new and enhanced products; potential product defects; the ability to hire and retain qualified employees and key management personnel; and risks associated with changes in domestic and international market conditions and the entry into and development of international markets for BakBone’s products. Such forward-looking statements should be considered in the context of these and other risk factors disclosed in the most recent report filed with the Securities and Exchange Commission, which may be found at www.sec.gov, as well as those risk factors disclosed in the most current report filed with the Canadian Securities Administrators, which is available on SEDAR at www.sedar.com. All future written and oral forward-looking statements made by the Company or on its behalf are also subject to these factors. BakBone assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made, unless required to do so under applicable securities laws.

The common shares of BakBone are currently subject to cease trade orders in the Canadian jurisdictions of Alberta, British Columbia and Ontario due to delays in the filing of the Company’s financial statements. Although these cease trade orders do not prevent investors, who are not resident in or otherwise subject to the laws of Alberta, British Columbia or Ontario, from trading the common shares of BakBone on the Pink Sheets in the United States, investors are encouraged to obtain legal advice to ensure that these trades are not violating the cease trade orders. BakBone continues to work to resolve all outstanding issues which have prevented filing of its financial statements; however an exact date for filing of these financial statements cannot be determined at this time.

BakBone, BakBone Software and the BakBone logo are all trademarks or registered trademarks of BakBone Software, Inc., in the United States and/or in other countries. All other brands, products or service names are or may be trademarks, registered trademarks or service marks of, and used to identify, products or services of their respective owners.